Exhibit 99.1

BitNile Holdings Plans to Change Name to Ault Alliance

Las Vegas, NV, December 20, 2022 –BitNile Holdings, Inc. (NYSE American: NILE) a diversified holding company (“BitNile” or the “Company”), today announced its plan to merge its wholly owned subsidiary, Ault Alliance, Inc. (“AAI”) with and into BitNile. In connection with this upstream merger, the current AAI will disappear and the business of BitNile will continue as it is currently being conducted. Further, on January 3, 2023, the effective date of the merger, the Company will change its name to Ault Alliance, Inc. and its ticker will be changed to “AULT.”

The Company’s Founder and Executive Chairman, Milton “Todd” Ault, III said, “The name change to Ault Alliance reflects the changes we began to build in 2017 and grow to become the diversified holding company we are today. We have built a diversified portfolio of companies with assets totaling more than $600 million. In the months ahead, we plan to operate in three main segments.

•	Energy and Infrastructure:

o	Ault Energy, LLC – oil exploration;

o	Circle 8 Newco LLC – crane operations;

o	Avalanche International Corp. – multiplexed laser surface enhancement of textiles;

o	Investment in Eco Pack Technologies; and

o	Investment in Unique Electric Solutions.

•	Technology and Finance:

o	Ault Lending, LLC – California Finance Lending License #60DBO-77905;

o	The Singing Machine Company – (Nasdaq: MICS) consumer electronics;

o	BitNile, Inc. – Bitcoin mining operations;

o	Ault Disruptive Technologies Corp. – (NYSE American: ADRT) special purpose acquisition company;

o	Investment in Alzamend Neuro, Inc. – (Nasdaq: ALZN) biopharma;

o	Investment in Adtech Pharma, Inc. – biotechnology; and

o	Investment in Earnity Inc. – decentralized finance platform.

•	Hotels, Real Estate and Data Center:

o	Ault Global Real Estate Equities, Inc.;

▪	Four Midwest Marriott and Hilton hotels;

▪	St. Petersburg, Florida land development project;

o	Alliance Cloud Services, LLC – the Michigan data center; and

o	Limited partnership investment in Hotel Fouquet’s New York.

The attributed assets do not reflect all the assets owned by the Company, such as equity investments in other private and public companies. The Company plans to file a list of all assets each quarter.

As previously announced, the Company plans to spin off Imperalis Holding Corp. (to be renamed TurnOnGreen, Inc.) and Giga-tronics Incorporated and excluding revenue from the announced spin-offs expects revenue of more than $200 million for 2023. We are pleased with the positioning and strategic direction of the Company. We are committed in our Bitcoin mining endeavors as a key component of our technology and finance segment. As Ault Alliance, we plan to make the Company’s structure and focus clear, precise and understandable. We are dedicated to enhancing stockholder value and continuing to improve our financial results, we plan to maximize the returns of our existing investments, which are positioned for growth, and we do not expect to make significant acquisitions within the next year.”

For more information on BitNile Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, BitNile owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, BitNile extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

BitNile Holdings Investor Contact:

IR@BitNile.com or 1-888-753-2235